SHARE CANCELLATION AND DEBT ASSUMPTION AGREEMENT

THIS SHARE CANCELLATION AND DEBT ASSUMPTION AGREEMENT (the "Agreement") is effective as of December 31, 2009 (the “Effective Date”)

AMONG

Amico Games Corp. a Nevada company with an office at
Room North-02, Flat A, No. 89 Zhong Shan Da Dao Xi,
Tianhe Qu, Guangzhou, Canton Province,
China, 510630

(the "Company")

AND

Emad Petro
246 Horsham Avenue
North York, Ontario
Canada M2N 2A6

(“Petro”)

WHEREAS:

A.	The Company has entered into an agreement for reverse take over (the “Transaction”) with Vodafun Limited, a BVI company;

B.	Petro is the former sole director and officer of the Company;

C.	Conditions precedent to the closing of the Transaction are

(a)	the cancellation of 29,800,000 shares of the Company’s common stock owned by Petro; and

(b)	the Company having no liabilities in excess of $1,000.

THIS AGREEMENT WITNESSES THAT in consideration of the premises and mutual covenants contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound hereby, agree as follows:

1.           CANCELLATION OF SHARES

1.1
Petro hereby agrees to cancel 29,800,000 shares of the Company’s common stock (the “Cancellation”) and deliver a certificate representing such shares to the Company for cancellation and return to treasury pursuant to §78.283 of Chapter 78 of the Nevada Revised Statutes (the “Surrendered Shares”).

1.2	Petro retains 200,000 post-split shares of the Company’s common stock (the “Retained Shares”).

2.	DEBT ASSUMPTION

2.1
Petro will assume, pay, discharge, perform and be responsible for all obligations, liabilities and claims of any nature, accrued by or related to the Company and its business, whether actual or contingent, matured or unmatured, liquidated or unliquidated, or known or unknown which have been incurred by the Company up to the date of the closing of the Transaction.

3.	REPRESENTATIONS

3.1	Petro represents and warrants to the Company that:

a.	he is the owner of the Surrendered Shares;
b.	he has good and marketable title to the Surrendered Shares;
c.	the Surrendered Shares are free and clear of all liens, security interests or pledges of any kind whatsoever; and
d.
the Retained shares are sufficient consideration to enter into this Agreement as the Transaction will increase the value of the Retained Shares and the Transaction will not occur with the Cancellation.

3.2
The Company has obtained legal advice concerning this Agreement and has requested that Petro obtain independent legal advice with respect to same before executing this Agreement.  In executing this Agreement, Petro represents and warrants to the Company that she has been advised to obtain independent legal advice, and that prior to the execution of this Agreement she has obtained independent legal advice or has, in his discretion, knowingly and willingly elected not to do so.

4.	MISCELLANEOUS

4.1	Presumption. This Agreement or any section thereof shall not be construed against any party due to the fact that said Agreement or any section thereof was drafted by said party.

4.2
Titles and Captions.  All article, section and paragraph titles or captions contained in this Agreement are for convenience only and shall not be deemed part of the context nor affect the interpretation of this Agreement.

4.3
Further Action.  The parties hereto shall execute and deliver all documents, provide all information and take or forbear from all such action as may be necessary or appropriate to achieve the purposes of this Agreement.

4.4
Good Faith, Cooperation and Due Diligence.  The parties hereto covenant, warrant and represent to each other good faith, complete cooperation, due diligence and honesty in fact in the performance of all obligations of the parties pursuant to this Agreement.  All promises and covenants are mutual and dependent.

4.5	Assignment. This Agreement may not be assigned by either party hereto without the written consent of the other, but shall be binding upon the successors of the parties.

4.6
Notices.  All notices required or permitted to be given under this Agreement shall be given in writing and shall be delivered, either personally or by express delivery service, to the party to be notified.  Notice to each party shall be deemed to have been duly given upon delivery, personally or by courier, addressed to the attention of the officer at the address set forth heretofore, or to such other officer or addresses or by such other means as either party may designate, upon at least five days written notice, to the other party.

4.7
Entire agreement.  This Agreement contains the entire understanding and agreement among the parties. There are no other agreements, conditions or representations, oral or written, express or implied, with regard thereto. This Agreement may be amended only in writing signed by all parties.

4.8	Waiver. A delay or failure by any party to exercise a right under this Agreement, or a partial or single exercise of that right, shall not constitute a waiver of that or any other right.

4.9
Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement.  In the event that the document is signed by one party and faxed to another the parties agree that a faxed signature shall be binding upon the parties to this Agreement as though the signature was an original.

4.10	Successors. The provisions of this Agreement shall be binding upon all parties, their successors and assigns.

4.11	Counsel. The parties expressly acknowledge that each has been advised to seek separate counsel for advice in this matter and has been given a reasonable opportunity to do so.

4.12	Jurisdiction. The parties hereby attorn to the jurisdiction of the provincial and federal courts located in the city of Toronto, Ontario for all matters arising from this Agreement.

4.13	Currency. Unless otherwise noted, all references to currency in this Agreement are to US Dollars.

IN WITNESS WHEREOF, the parties have duly executed and delivered this Agreement as of the date first written above.

Amico Games Corp. /s/ Peter Liu Per: Peter Liu, President	Emad Petro /s/ Emad Petro